Exhibit 23.1
INDEPENDENT AUDITORS’ CONSENT
We consent to the incorporation by reference in the registration statements (Nos. 333-102046, 333-64836, 333-79409, 333-81639, 2-96887, 33-48831, 33-35810 and 333-57045) on Forms S-8 and in the registration statement (No. 333-109810) on Form S-3 of Bowne & Co., Inc. of our report dated January 24, 2008 relating to the financial statements of ADS MB Corporation for the year ended December 31, 2006, appearing in this Current Report on Form 8-K/A of Bowne & Co., Inc.

/s/ Deloitte & Touche LLP
January 24, 2008